UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Mind Medicine (MindMed) Inc.

(Name of Registrant as Specified In Its Charter)

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On May 15, 2023, Mind Medicine (MindMed) Inc. (the “Company”) distributed a letter to shareholders in connection with the Company’s 2023 Annual General Meeting of Shareholders. A copy of the letter can be found below.:

MindMed™

VOTE ON THE WHITE PROXY CARD TODAY FOR ALL OF THE COMPANY'S NOMINEES TO PROTECT MINDMED

May 12, 2023

Dear Fellow Shareholders,

FCM MM Holdings, LLC ("FCM"), an entity affiliated with Jake Freeman, Scott Freeman and Chad Boulanger, has nominated four director candidates we believe are unqualified to serve on your six-member Board. FCM's proxy campaign to take control of MindMed comes at a pivotal time for the Company and is a costly and dangerous distraction.

FCM has made numerous false and misleading statements in its campaign. We are writing to you today to provide the facts that clearly refute FCM's myths, so that you can make an informed decision about how to vote your shares at the Company's 2023 Annual General Meeting of Shareholders, scheduled for June 15, 2023.

FCM Myth	Fact
MYTH #1: FCM and its affiliates are "aggressively buying" shares and "have invested millions of dollars in the Company" while MindMed executives have been sellers of stock	**FCM, its principals and its director nominees have collectively pocketed millions of dollars by selling MindMed stock over the past two years[1] – while MindMed's director candidates and management team have not gained a single dollar from stock sales.**[2] ✓ **FCM principal and nominee Scott Freeman's economic interests don't align with the vast majority of our current investors because his investment is not at risk.** In 2021, Scott Freeman sold shares (that he received at MindMed's founding) worth nearly $13 million,[3] locking in an enormous profit for himself while only reinvesting a fraction of the immense profits he already made back into the Company[4] ✓ Following FCM's public initiation of its campaign in August 2022, **Scott Freeman dumped over 290,000 shares in December 2022** and has not invested any money since then[5] ✓ FCM principals **Scott Freeman and Jake Freeman both sold MindMed call options – betting against an increase in the Company's share price**[6] ✓ Unlike FCM, Scott Freeman, Jake Freeman and their nominees, **MindMed's executives and directors have their economic interests squarely aligned with the future success of the Company and shareholder value creation**
MYTH #2: MindMed's Executive and Board compensation is not aligned with shareholder value creation	**Thanks to a comprehensive overhaul of past practices undertaken since Rob Barrow became CEO, the executive officer and director pay predominantly consists of at-risk compensation with payouts and value directly tied to Company performance to align with the best interests of shareholders.**[7] ✓ Executive compensation levels for 2022 and 2023 fall within reasonable market ranges based on peer data provided by our independent compensation consultant ✓ In June 2022, we overhauled our non-employee director compensation policy to reflect industry standards of our peer group in both the amount and form of compensation[8]

[1] See Annex A to FCM's definitive proxy statement filed with the SEC on May 3, 2023.

[2] Current members of executive management have only ever sold shares to satisfy tax obligations related to stock grants received as part of their compensation. The proceeds of these sales are sent directly to the US Internal Revenue Service, similar to how payroll taxes are withheld from wages.

[3] See Annex A to FCM's definitive proxy statement filed with the SEC on May 3, 2023. Company calculations, based on close price on day of sale.

[4] See Annex A to FCM's definitive proxy statement filed with the SEC on May 3, 2023. Company calculations, based on close price on day of purchase.

[5] See Annex A to FCM's definitive proxy statement filed with the SEC on May 3, 2023.

[6] See FCM's definitive proxy statement filed with the SEC on May 3, 2023.

[7] For the first time since becoming a public company and consistent with best practices for public companies, our refreshed Compensation Committee retained an independent compensation consultant in June 2021. Working with the consultant, our Board overhauled our compensation policies to better align management and the Board's interests with shareholders and ensure that our pay practices were appropriate and competitive in relation to market data from peer companies. Named executive officer compensation is now over **80%** tied to the Company's share price and director pay is likewise now structured to be predominantly tied to the Company's share price.

[8] This changed the legacy policy (which compensated directors with up to **100%** in cash) to an industry standard policy which compensates new directors with over **80%** tied to MindMed share price performance.

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MindMed™

VOTE ON THE WHITE PROXY CARD TODAY FOR ALL OF THE COMPANY'S NOMINEES TO PROTECT MINDMED

FCM Myth	Fact
MYTH #3: MindMed can and should immediately skip to a Phase 3 study for MM-120 in Generalized Anxiety Disorder ("GAD")	**There is no credible basis for FCM's claim that MindMed could skip its Phase 2 study for MM-120 and go directly to Phase 3 – attempting to do so would be a reckless gamble with your investment and risk halting our momentum.** ✓ Our ongoing Phase 2b study was developed in consultation with the FDA and answers critical clinical and regulatory questions that **will enable us to maximize the speed and efficiency of our Phase 3 studies** ✓ FCM's stubborn focus on this unrealistic proposal shows that **its principals and director nominees lack any meaningful experience or expertise with either the complex regulatory regime governing our clinical programs or the basics of the drug development process for psychiatric disorders** – including being unaware that Phase 3 studies cannot be done without extensive preclinical studies and manufacturing efforts, which take years ✓ Dr. Matthias Liechti, MindMed's collaborator at University Hospital Basel – who FCM itself embraces as part of its "skip to Phase 3" plan – **supports management and the current Board's plan:** *"I fully support MindMed's decision to run its Phase 2 dose optimization study for several reasons. First, the LSD-assist study was an investigator-initiated study and conducted largely in a private practice in Switzerland. Second, the formulation used in the LSD-assist study (lysergide in a solution) is different from MM-120 (lysergide D-tartrate in a solid oral dosage form). I agree that the dose-finding study by MindMed is an important and critical step for a solid development plan as it is very important to select the best dose before conducting large Phase 3 studies. A dose optimization study also helps increase investigator experience in administering psychedelics as many are unlikely to be familiar with managing the tolerability and setting aspects for this class of drug. MindMed made the right choice to replicate and expand our findings first before making final dosing decisions."* *— Dr. Matthias Liechti*
MYTH #4: MindMed's SG&A spend and headcount is too high	**Relative to our closest sector peers,[9] we spend materially less on SG&A in absolute and percentage terms.** ✓ **Our R&D expenses**, which consist of primarily both direct and indirect costs for developing our pipeline, **accounted for over 60% of operating expenses** in Q1 of 2023[10] ✓ Our R&D team has decades of successful leadership, product development and commercialization experience in the pharmaceutical industry – and we have a **conservative number of employees (48) compared to our closest sector peers which have well over 100 employees**[11] ✓ FCM's SG&A data is **cherry-picked to mislead you** and is not based on actual comparable Companies
MYTH #5: MindMed needs to build a qualified management team and improve the Board	**Over the past two years, the Company has recruited an efficient and execution-oriented management team with deep experience in the successful research, development and commercialization of brain health treatments – and in developing the psychedelic drug class in particular.** ✓ As of the 2023 Annual Meeting, **100% of the Board will have been refreshed since Mr. Barrow became CEO in 2021** – the Board is comprised of diverse individuals who have relevant backgrounds and expertise in the areas critical to MindMed's success: public company board experience; drug development and commercialization of brain health treatments; and financial management and capital allocation ✓ New nominee David Gryska – former CFO of two S&P 500 pharmaceutical companies – **will further strengthen the Board** with deep financial and public company director experience ✓ **Our current management team has built the entire Company as it stands today from the ground up** – bringing in individuals with proven drug development expertise in psychedelics and in successfully developing psychiatric drugs

[9] Peers: atai Life Sciences (NASDAQ: ATAI), COMPASS Pathways (NASDAQ: CMPS).
[10] See MindMed Form 10-Q filed on May 4, 2023.
[11] Peers: atai Life Sciences (NASDAQ: ATAI), COMPASS Pathways (NASDAQ: CMPS).

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VOTE ON THE WHITE PROXY CARD TODAY FOR ALL OF THE COMPANY'S NOMINEES TO PROTECT MINDMED

MindMed's Board is committed to delivering sustainable value creation for all shareholders. Do not be fooled by FCM's false and misleading statements. We ask that you act to protect your investment by voting **FOR ALL** of the Board's recommended nominees, voting **WITHHOLD** on FCM's nominees and **discarding** any proxy materials you receive from FCM.

Sincerely,

The MindMed Board of Directors

VISIT WWW.PROTECTMINDMED.COM FOR MORE INFORMATION

Due to new U.S. federal rules requiring us to list FCM's nominees in addition to the Board's nominees, your WHITE proxy card this year has more names on it than the six directors to be elected. The inclusion of FCM's nominees on our WHITE proxy card does NOT mean the Board endorses them

Vote TODAY on the WHITE proxy card FOR all six of the Board's nominees, WITHHOLD on FCM's nominees and FOR the other proposals recommended by your Board

You can help reject FCM's efforts to take control of the Board by discarding any blue proxy cards and materials you may receive from FCM

Shareholders will receive proxy materials directly via the preferred method, hard copy or email, specific to each shareholder's account. If you have any questions, or need assistance voting your shares, please contact the firm assisting us in the solicitation of proxies:

MORROW SODALI

509 Madison Avenue, Suite 1206
New York, NY 10022
Banks and Brokers Call: (203) 658-9400
Shareholders Call Toll Free: (800) 662-5200
Email: MNMD@investor.morrowsodali.com

Shareholders that do not receive proxy materials should contact your broker and request the WHITE voting control number or contact Morrow Sodali.

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VOTE ON THE WHITE PROXY CARD TODAY FOR ALL OF THE COMPANY'S NOMINEES TO PROTECT MINDMED

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

Cautionary Notes and Forward-Looking Statements

Certain statements in this letter related to the Company constitute "forward-looking information" within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as "will", "may", "should", "could", "intend", "estimate", "plan", "anticipate", "expect", "believe", "potential" or "continue", or the negative thereof or similar variations. Undue reliance should not be placed on forward-looking information, which are inherently uncertain, are based on estimates and assumptions, and are subject to known and unknown risks and uncertainties (both general and specific) that contribute to the possibility that the future events or circumstances contemplated by the forward-looking statements will not occur. There can be no assurance that the plans, intentions or expectations upon which forward-looking statements are based will in fact be realized. Forward-looking information in this letter includes, but is not limited to, statements regarding the potential benefits and development of the Company's product candidates, trials, studies and programs; the strengths and benefits of the Company's strategic plan; the Company's business plans and objectives; the ability of MindMed to achieve success consistent with management's expectations; and the expected impact and results of the Company's corporate governance practices, including of the Company Board's director nominees. Forward-looking information is based on the opinions and estimates of management of the Company at the date the statements are made, as well as a number of assumptions made by, and information currently available to, the Company concerning, among other things, anticipated performance of its product candidates and programs, business prospects, strategies, regulatory developments, the development of its product candidates into effective products, the ability to produce products if approved, the approval by regulators of any products that are developed, and the non-occurrence of the risks and uncertainties outlined below or other significant events occurring outside of MindMed's normal course of business. Although management of the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

There are numerous risks and uncertainties that could cause actual results and the Company's plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; changes in market conditions; lack of product revenue; compliance with laws and regulations; changes in government policy; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to herein and the risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 under headings such as "Special Note Regarding Forward-Looking Statements," and "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other filings

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VOTE ON THE WHITE PROXY CARD TODAY FOR ALL OF THE COMPANY'S NOMINEES TO PROTECT MINDMED

and furnishings made by the Company with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company's profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission ("SEC") on EDGAR at www.sec.gov. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this letter as a result of new information, future events, changes in expectations or otherwise.

Additional Information and Where to Find It

MindMed has filed with the SEC and Canadian securities regulatory authorities on May 1, 2023 a definitive proxy statement on Schedule 14A (the "proxy statement"), containing a form of WHITE universal proxy card, with respect to its solicitation of proxies for the annual general meeting of shareholders of MindMed on June 15, 2023 (the "Annual Meeting"). Details concerning the nominees of MindMed's Board for election at MindMed's Annual Meeting are included in the proxy statement. This letter is not a substitute for the proxy statement or other document that MindMed has filed or may file with the SEC and Canadian securities regulatory authorities in connection with any solicitation by MindMed.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD) FILED BY MINDMED AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MINDMED AND ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC and Canadian securities regulatory authorities by MindMed free of charge through the website maintained by the SEC at www.sec.gov or through the Company's profile on SEDAR at www.sedar.com. Copies of the documents filed by MindMed are also available free of charge by accessing MindMed's website at www.mindmed.co.

Participants in the Solicitation

This letter is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC and Canadian securities regulatory authorities. Nonetheless, MindMed, its directors and executive officers and other members of management and employees may be deemed under U.S. securities laws and Canadian securities laws to be participants in the solicitation of proxies with respect to a solicitation by MindMed. Information about MindMed's executive officers and directors and other participants in the solicitation, including their respective interests, by security holders or otherwise, is available in the proxy statement. To the extent holdings of MindMed securities reported in the proxy statement for the Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC and if applicable, on the System for Electronic Disclosure by Insiders (SEDI) in accordance with insider reporting requirements of Canadian securities laws. These documents are or will be available free of charge at the SEC's website at www.sec.gov and either through the Company's profile on SEDAR at www.sedar.com or updated filings on SEDI at www.sedi.ca.

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